Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Seadrill Partners LLC of our report dated April 30, 2014, relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Seadrill Partners LLC’s Annual Report on Form 20-F for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Uxbridge, United Kingdom

May 27, 2013